Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com




FOR FURTHER INFORMATION:

AT THE COMPANY:                               INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                 Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                           (208) 241-3704 Voice
(702) 794-9442 Fax                             (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                  Email:   BetsyT@cableone.net

FOR IMMEDIATE RELEASE:

     RIVIERA REPORTS 300% INCREASE IN NET INCOME FOR FIRST QUARTER 2005

            LAS VEGAS, NV - April 26, 2005 -- Riviera Holdings Corporation (AMEX: RIV) today reported record financial results for the first quarter ended March 31, 2005. Net revenues for the quarter were $52.5 million, up $2.0 million or 4.0 percent from the first quarter of 2004. Income from operations was $8.8 million, up $1.4 million from the first quarter of 2004. Adjusted EBITDA (1) was $11.6 million, up $913,000 or 8.5 percent from the first quarter of 2004 and a record for any quarter in the Company's history. Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity compensation, asset impairment and mergers, acquisitions and development costs, as shown in the reconciliation to net income in the tables of this release (See also Notes 1 and 2 to the Financial Summary Table). Net income for the quarter was up 300 percent to $2.1 million or $0.18 per diluted share compared with net income of $540,000 or $0.05 per diluted share in the first quarter of 2004.

First Quarter 2005 Highlights

* Riviera Las Vegas revenues were up $2.0 million or 5.4 percent
* Riviera Las Vegas EBITDA was up $1.3 million or 16.7 percent
* Riviera Black Hawk revenues were comparable to the first quarter of 2004
* Riviera Black Hawk EBITDA was down $304,000 or 7.2 percent
* Riviera Las Vegas occupancy was 94 percent compared to 95 percent in the first quarter of 2004, ADR (Average Daily Rate) increased $6 to $73 and RevPar (Revenue Per Available Room) increased $5 to $68
* The Company has $24.8 million in cash plus a $30 million revolver

Riviera Las Vegas

         Robert Vannucci, President of Riviera Las Vegas, said, "Our Las Vegas property had an excellent first quarter. Our first quarter revenue increases were driven by a 7.1 percent increase in room revenues, a 5.5 percent increase in gross gaming revenues and a 4.9 percent increase in entertainment revenues.

         "Room revenue increases were attributable to overall ADR increases of
8.8 percent. Tour and travel room rates increased 10 percent, convention occupancy increased from 29.5 percent in the first quarter of last year to 32.5 percent this quarter. We anticipate that demand will continue to increase with the opening of the new Wynn property on April 28, 2005, the Las Vegas centennial celebrations and our own 50th anniversary celebration in April.

         "Entertainment revenues increased due to a 15 percent increase in average show ticket price from $30 in the first quarter of 2004 to $35 in the first quarter of 2005.

         "EBITDA in Las Vegas increased by $1.3 million or 16.7 percent as we achieved double-digit growth for the second straight quarter. Revenue increases combined with controlled increases in marketing and operating costs produced an EBITDA margin of 22.5 percent versus 20.3 percent for the same period last year.

         "As we have stated in the past, Riviera Las Vegas is located on 26 acres of prime real estate on the north end of the Las Vegas Strip. We anticipate that our location will benefit from the continued expansion of the Las Vegas Convention Center and the development of new casinos, hotels and luxury condominiums in the near term. Recent land transactions on or near the Las Vegas Strip are indicators that our land has a fair market value well in excess of its $21 million recorded book value."

Riviera Black Hawk

         Ron Johnson, President of Riviera Black Hawk, said, "First quarter net revenue of $13.1 million was essentially the same as last year's first quarter. EBITDA for the quarter of $3.9 million was down $304,000 from last year's first quarter. EBITDA margin of 30.0 percent was down 2.3 percentage points from the same period last year.

         "First quarter gaming revenue increases were offset by increased marketing and promotional expense, resulting in the flat net revenues experienced in the first quarter. We increased our promotional expense in an effort to counter the increased promotional expense associated with the opening of a major expansion by one of our competitors in Black Hawk and the opening of two new casinos in Central City.

         "Although the Black Hawk/Central City market's gaming revenues grew by
3.7 percent in the first quarter, all of the growth came from Central City. Central City continues to benefit from the new access road, which opened in late February of last year, and from the opening of two new casinos. New casino openings tend to temporarily have a negative impact on existing casinos as established casino customers try their luck at the new casinos in the short term. Consequently, we expect that market conditions will return to normal in the second quarter."

Consolidated Operations

         William L. Westerman, Chairman of the Board, said, "We are pleased that our financial performance continued to increase in the first quarter of 2005. The Las Vegas market continues to grow beyond most analysts' expectations and Strip land values are appreciating at a rapid rate.

         "Last week saw a full array of celebrations commemorating the opening of Riviera Las Vegas on April 20, 1955. The property's excellent first quarter operating results provided a great exclamation point to the conclusion of our festivities.

         "In Black Hawk, we chose to invest the necessary marketing dollars to maintain our competitive position in that market, responding to the promotional activity undertaken as the result of a major expansion by one of our key competitors. This adversely affected Black Hawk's performance in the first quarter, but was a necessary investment in our future.

         "With our financial advisor, Jefferies & Company, we continue to explore strategies to maximize shareholder value."

Conference Call Information

         In conjunction with the release of first quarter 2005 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Standard Time on Tuesday, April 26, 2005. Investors can listen to the call via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=1035338 or www.theriviera.com, or by dialing 800-481-7713. The conference call rebroadcast will be available by dialing 888-203-1112, code 4062073.

Safe Harbor Statement

         The forward-looking statements included in this news release, which reflect our best judgment based on factors currently known to it, involve risks and uncertainties including the results of our previously announced strategic plan to maximize shareholder value, expansion and modernization objectives and timetables, hotel and casino market conditions, financing requirements, interest rates, regulatory requirements and other risks and uncertainties detailed from time to time in filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2004. Actual results may differ materially.

About Riviera Holdings

     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange ("AMEX") under the symbol RIV.

                                - Tables Follow -

Riviera Holdings Corporation and Subsidiaries
Financial Summary
                                    Three Months Ended March 31
($ in 000's, except
per share amounts)                  2005        2004         Var      %Var
                                    ----        ----         ---      ----
Net Revenues:
Riviera Las Vegas                $ 39,347    $ 37,323      $2,024     5.4%
Riviera Black Hawk                 13,117      13,137        (20)    -0.2%
                              ------------------------------------
  Total Net Revenues               52,464      50,460       2,004     4.0%

Operating Income:
Riviera Las Vegas                   7,108       5,672       1,436    24.8%
Riviera Black Hawk                  2,390       2,810       (420)   -14.9%
Mergers, acquisitions
 and development costs, net           667           0         667
Equity Compensation -
 Restricted Stock                    (53)           0        (53)
Asset Impairment - Monorail         (198)           0       (198)
Corporate Expenses                (1,157)     (1,108)        (49)    -4.4%
                              ------------------------------------
  Total Operating Income            8,757       7,374       1,383    18.8%

Adjusted EBITDA (1):
Riviera Las Vegas                   8,853       7,587       1,266    16.7%
Riviera Black Hawk                  3,939       4,243       (304)    -7.2%
Corporate Expenses                (1,157)     (1,108)        (49)    -4.4%
                              ------------------------------------
  Total EBITDA                     11,635      10,722         913     8.5%

Adjusted EBITDA Margins (2):
Riviera Las Vegas                   22.5%       20.3%        2.2%
Riviera Black Hawk                  30.0%       32.3%       -2.3%
Consolidated                        22.2%       21.2%        0.9%

 Net income                         $2,138      $  540      $1,598     300%
Weighted average basic shares
 outstanding (3)                    11,781      10,455       1,326      13%
Basic earnings per share (3)       $ 0.18       $ 0.05      $ 0.13     251%
Weighted average diluted shares
  outstanding (3)                   12,070      10,644       1,426      13%
Diluted earnings per share (3)     $ 0.18       $ 0.05      $ 0.13     251%

(1) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity compensation, asset impairment and mergers, acquisitions and development costs, net, as shown in the reconciliation to net income (loss) in the tables of this release. In 2004, we entered into confidential discussions regarding a potential sale of our company to a third party. Discussions with one third party, which commenced in 2004, ended in 2005 and we retained a one million dollar fee paid to us by that third party. Such amount is reflected in mergers, acquisitions and developments costs, net. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. Management uses property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of the Company's business segment properties' performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. A reconciliation of Adjusted EBITDA to net income (loss) is included in the financial schedules accompanying this release.
(2)      Adjusted EBITDA margins represent Adjusted EBITDA divided by Net
         Revenues
(3) These amounts have been adjusted to reflect the Company's three-for-one common stock split on March 11, 2005.

Riviera Holdings Corporation and
Subsidiaries

Reconciliation of Operating Income (Loss) to Adjusted EBITDA:

                                                                                    Mergers,
       ($ In 000's)       Net     Interest Operating            Asset    Equity  Acquisitions  Manage-
                        Income    Income &  Income     Depr-  Impairment Compen- & Development  ment   Adjusted
                        (Loss) (Expense,Net)(Loss)   eciation  Monorail  sation   Costs, net     Fee    EBITDA


 First Quarter 2005:
Riviera Las Vegas     $ 7,109     $    1    $ 7,108  $  2,256                                  $ (511)  $ 8,853
Riviera Black Hawk        453     (1,937)     2,390     1,038                                     511     3,939
Corporate              (5,424)    (4,683)      (741)              198      53        (667)         -     (1,157)
                      --------- ---------  ---------- -------  -------  ---------  ---------- -------- ---------
                      $ 2,138   $ (6,619)   $ 8,757   $ 3,294   $ 198     $53       ($667)     $   -    $ 11,635

 First Quarter 2004:
Riviera Las Vegas     $ 5,620     $  (52)   $ 5,672   $ 2,367                                    (452)    7,587
Riviera Black Hawk        803     (2,007)     2,810       981                                     452     4,243
Corporate             (5,883)     (4,775)   (1,108)        -       -        -         -            -      (1,108)
                      -------     -------   -------    ------    ----     ----      ----         ----   -------
                       $540      $(6,834)   $ 7,374   $ 3,348    $ -      $ -       $ -          $ -    $ 10,722


 Balance Sheet Summary
       ($ in 000's)                           Mar 31,    Dec 31,
                                               2005       2004
                                             ---------- ----------
Cash and short term investments               $24,785    $18,886

Total current assets                           35,481     28,933
Property and equipment,
net                                           176,291    177,115

Total assets                                  222,854    217,536

Total current liabilities                      30,876     27,596
Long-term debt, net of current
portion                                       214,896    215,026
Total shareholders' equity
(deficiency)                                  (26,813)  (29,293)

RIVIERA HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               Three Months Ended
                                    March 31
          ($ In 000's except per share amounts)          2005         2004
                                                    ----------------------------
Revenues:
  Casino                                                 $  27,483    $  27,079
  Rooms                                                     13,425       12,538
  Food and beverage                                          8,843        8,800
  Entertainment                                              4,882        4,656
  Other                                                      2,037        2,047
                                                    ----------------------------
       Total                                                56,670       55,120
                                                    ----------------------------
   Less promotional allowances                               4,206        4,660
                                                    ----------------------------
            Net revenues                                    52,464       50,460
                                                    ----------------------------
COSTS AND EXPENSES:
  Direct costs and expenses of operating departments:
    Casino                                                  14,442       13,554
    Rooms                                                    6,558        6,364
    Food and beverage                                        6,053        5,801
    Entertainment                                            3,669        3,052
    Other                                                      680          715
  Other operating expenses:
    General and administrative                               9,427       10,252
    Mergers, acquisitions and development
       costs, net                                            (667)            0
     Equity Compensation - Restricted Stock                     53            0
     Asset Impairment - Monorail                               198            0
     Depreciation and amortization                           3,294        3,348
                                                    ----------------------------
            Total costs and expenses                        43,707       43,086
                                                    ----------------------------
INCOME FROM OPERATIONS                                       8,757        7,374
                                                    ----------------------------
OTHER INCOME (EXPENSE):
  Interest expense                                         (6,659)      (6,840)
  Interest income                                              40            6
                                                    ----------------------------
            Total other income (expense)                   (6,619)      (6,834)
                                                    ----------------------------
NET INCOME (LOSS)
                                                         $  2,138        $ 540
                                                    ============================
EARNINGS PER SHARE DATA:
  Weighted average common shares                            11,781       10,455
                                                    ----------------------------
Basic earnings per share                                 $    0.18     $   0.05
                                                    ============================
  Weighted average common & common equivalent shares        12,070       10,644
                                                    ----------------------------
Diluted earnings per share                               $    0.18     $   0.05
                                                    ============================


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